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June 27, 1996

Mr. Neal M. Elliott, Chairman
Horizon/CMS Healthcare Corporation
6001 Indian School Road, NE
Albuquerque, NM 89110

Re:  DIRECTOR RESIGNATION

Dear Neal:

I wish to resign as a Director of Horizon/CMS Healthcare Corporation. My resignation as Director should be considered effective immediately.

Very truly yours,

/s/  Gerard M. Martin
- -------------------------------------
     Gerard M. Martin


cc:  Board of Directors

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June 26, 1996


Mr. Neal M. Elliott, Chairman
Horizon/CMS Healthcare Corporation
6001 Indian School Road, NE
Albuquerque, NM 89110

Re:  DIRECTOR RESIGNATION


In reviewing my Consulting Agreement with the Company dated February 11, 1994, it does not appear to me that the Consulting Agreement requires my continuing service as a Director. By resigning as a Director I do not terminate my engagement or terminate the Company's obligations under the Consulting Agreement. Please acknowledge the Company's agreement with this position by signing below and returning a copy of this letter to me.

Very truly yours,


/s/  Gerard M. Martin
- -----------------------------------
     Gerard M. Martin

AGREED AND ACCEPTED

Horizon/CMS Healthcare Corporation

By /s/  Neal M. Elliott
  ---------------------------------
        Neal M. Elliott